EXHIBIT 99.2

FORM OF

CLASS B LIMITED PARTNER SUBSCRIPTION

AGREEMENT

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

Saint Louis, MO 63131

Attn: Partnership Accounting

UNLESS EXECUTED AND DELIVERED IN ACCORDANCE WITH THE LETTER OF TRANSMITTAL AND OFFERING DOCUMENTS (EACH AS DEFINED BELOW), THIS SUBSCRIPTION AGREEMENT HAS NO VALUE OR VALIDITY.

Ladies and Gentlemen:

I, the undersigned, hereby irrevocably agree to purchase [—] units of Class B Limited Partner Interests (the “Interests”) of The Jones Financial Companies, L.L.L.P. (the “Partnership”) at $1,000 per unit of Interest, by exchange of Class A Limited Partner Interests (the “Exchange Offer”) pursuant to that certain Letter of Election and Transmittal dated as of the date hereof (the “Letter of Transmittal”) in full payment for the Interests. Closing of the transactions contemplated by this Subscription Agreement shall take place as described in the Offering Documents.

I acknowledge that: (a) I have received a copy of the Letter of Transmittal, the Registration Statement on Form S-4 filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) for the Exchange Offer (the “Form S-4”), the prospectus forming a part thereof (the “Prospectus”) and the Schedule TO filed with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with the Form S-4 and the Prospectus, as the same may be amended, supplemented or otherwise modified, the “Offering Documents”); (b) I have had an opportunity to review the Offering Documents and ask questions and receive answers from the Partnership regarding the Interests, the Offering Documents and the documents incorporated by reference therein (including, but not limited to, the “Risk Factors” Section of the Offering Documents and the risk factors incorporated by reference in the Offering Documents from the Partnership’s other filings with the SEC), and the Exchange Offer pursuant to which I am subscribing to acquire the Interests; (c) I have had an opportunity to consult my own legal, tax and financial advisors with respect to the Exchange Offer and an investment in the Interests; (d) there are restrictions on transferring the Interests and the Interests are non-transferable without the express written consent of the Managing Partner (which is not expected to be given); (e) neither the Partnership nor any of its employees, partners, representatives or agents has provided any tax or investment advice or made any representation as to the suitability of an investment in the Interests or any guarantee or representation as to the potential success, return, effect or benefit of an investment in the Interests; (f) an investment in the Interests involves substantial risks and I have reviewed, understand and accept the risks associated with an investment in the Interests; and (g) my obligations hereunder are binding upon me and irrevocable.

I understand that any Interests I subscribe to will be governed by the terms of the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025, as may be amended from time to time in accordance with its terms (the “Partnership Agreement”). I have been advised that my participation in the Exchange Offer will not affect my position with the Partnership or any of its subsidiaries.

This subscription is invalid unless an executed copy of this Subscription Agreement is delivered in accordance with the Letter of Transmittal and the Offering Documents. This Subscription Agreement may be executed and delivered in counterparts, including electronic signature by both parties. To the extent I elect to execute this Subscription Agreement electronically, I: (a) consent to conducting this transaction electronically and to using an electronic signature, (b) understand that I have the option of obtaining a paper record of this transaction and that my electronic signature is legally equivalent to a manual signature and constitutes my binding acceptance of and agreement to the terms of this subscription, and (c) agree that no certification or third party verification will be necessary to validate my electronic signature.

I have enclosed herewith an executed Power of Attorney attached hereto as Exhibit 1.

I ACKNOWLEDGE AND AGREE THAT THE PARTNERSHIP AGREEMENT CONTAINS, IN

ARTICLE ELEVEN, A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Signature:	Date:

Name:	Employee ID:

Accepted: THE JONES FINANCIAL COMPANIES, L.L.L.P.

Signature:	Date:

Name:	Title:

THIS SUBSCRIPTION AGREEMENT IS NOT TRANSFERABLE OR ASSIGNABLE.

Exhibit 1

FORM OF POWER OF ATTORNEY

THE JONES FINANCIAL COMPANIES, L.L.L.P.

A REGISTERED LIMITED LIABILITY LIMITED PARTNERSHIP

DURABLE POWER OF ATTORNEY

The undersigned does, by their execution hereof, hereby irrevocably appoint the managing partner of The Jones Financial Companies, L.L.L.P., a Missouri registered limited liability limited partnership (the “Partnership”), governed by the Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of November 5, 2025 (as may be amended from time to time, the “Partnership Agreement”) and, during any period where the Partnership does not have a managing partner, the Enterprise Leadership Team, (in either instance, the “Managing Partner”), as their true and lawful attorney-in-fact with full power and authority in their name, place, and stead, to execute or acknowledge under oath, deliver, and/or file and record at the appropriate public offices:

(a)

The Partnership Agreement and an amendment or amendments to the Partnership Agreement for the purpose of adding the undersigned as a Class B Limited Partner in the Partnership and otherwise binding the undersigned to the terms of the Partnership Agreement;

(b)	Any document necessary to withdraw the undersigned as a Class B Limited Partner in accordance with the Partnership Agreement;

(c)

All tax returns, forms, schedules and similar documents required to effectuate the terms or intent of the Partnership Agreement and as allowed or required by state or local tax laws to be filed on behalf of all nonresident limited partners in states where such limited partners are allocated Partnership income derived from such states, which we refer to as a composite filing; provided, however, that for composite filing return purposes, each nonresident Class B Limited Partner shall be notified electronically or in writing annually prior to the composite filing and confirm participation in such composite filing;

(d)

All annual state or local tax forms and certifications required to be completed to acknowledge inclusion in any federal, state or foreign composite filing allowed and deemed appropriate by the Managing Partner, and any tax forms, certifications, and other similar documents required to give effect to Section 9.3 or Section 9.4 of the Partnership Agreement, as determined by the Managing Partner; and

(e)

As contemplated by Section 12.1 of the Partnership Agreement, such documents as may be necessary or appropriate to carry out the business of the Partnership and the provisions of the Partnership Agreement, including:

(i)

All certificates and other instruments (including the Partnership Agreement or any certificate of limited partnership or certificate of limited liability partnership and any amendment thereof) which the Managing Partner deems appropriate to qualify or continue the Partnership as a registered limited liability limited partnership under the Missouri Limited Partnership Act and the Missouri Partnership Act (or a partnership in which the partners will have limited liability comparable to that provided by the Missouri Limited Partnership Act and the Missouri Partnership Act) or under the laws of any other jurisdiction in which the Partnership may conduct business;

(ii)

All amendments to the Partnership Agreement or any certificate of limited partnership or any certificate of limited liability partnership which are required to be filed or which the Managing Partner deems to be advisable to file;

(iii)	All instruments which the Managing Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of the Partnership Agreement;

(iv)	All conveyances and other instruments which the Managing Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

(v)

All other instruments, documents, or contracts (including, without limiting the foregoing, any deed, lease, mortgage, note, bill of sale, contract, trust agreement, guarantee, partnership agreement, indenture, underwriting agreement or any instrument or documentation which may be required to be filed (or which the Managing Partner deems advisable to file) by the Partnership under the laws of any state or by any governmental agency) and any other agreements (including cash subordination agreements) as deemed appropriate by the Managing Partner or otherwise requisite to carrying out the intent and purpose of the Partnership Agreement and the business of the Partnership and its affiliates.

The appointment by the undersigned of the Managing Partner as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that the undersigned will be relying upon the power of the Managing Partner to act as contemplated by the Partnership Agreement in any filing and other action by the Managing Partner on behalf of the Partnership. This Power of Attorney shall survive the death, disability or incompetence of the undersigned or the assignment by the undersigned of the whole or any part of their interest hereunder (which such assignment is, in any event, prohibited by the terms of the Partnership Agreement).

The undersigned agrees to indemnify and hold the Partnership, its subsidiaries, and the partners, employees, successors and assigns of each harmless from any and all liability, including, but not limited to, attorney’s fees, arising from the Partnership’s reliance on this Power of Attorney. This indemnity includes but is not limited to any breach by an agent of the undersigned of such agent of the undersigned’s obligation to notify the Partnership of the death or disability of the undersigned. This Power of Attorney and indemnity shall remain in effect until such time as the undersigned is no longer a limited partner of the Partnership. Such termination of the undersigned’s status as a limited partner will not affect the undersigned’s liability for transactions entered into prior thereto.

The undersigned has executed this Power of Attorney as of the date set forth below.

Signature:	Date:

Name:	Employee ID: